UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2018

Onconova Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36020	22-3627252
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

375 Pheasant Run
Newtown, PA 18940
(267) 759-3680

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive
Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.08.   Shareholder Director Nominations.

The 2018 Annual Meeting of Stockholders of Onconova Therapeutics, Inc. (the “Company”) is scheduled to be held on June 27, 2018. This date is more than 30 days after the anniversary of the Company’s 2017 Annual Meeting of Stockholders. As a result, in accordance with the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and the Company’s Amended and Restated Bylaws, written notice from a stockholder interested in bringing business before the Company’s 2018 Annual Meeting of Stockholders or nominating a director candidate for election at the Company’s 2018 Annual Meeting of Stockholders (including any notice on Schedule 14N) must be received by no later than 5:00 p.m., Eastern time, on May 25, 2018 at the Company’s principal executive offices, 375 Pheasant Run, Newtown, PA 18940. Any such written notice must be directed to the attention of the Company’s Secretary and comply with the applicable advance notice provisions of the Company’s Amended and Restated Bylaws. Stockholder proposals intended to be considered for inclusion in the Company’s proxy materials for the 2018 Annual Meeting of Stockholders must comply with the requirements, including the deadline, set forth above as well as the all applicable rules and regulations promulgated by the SEC under the Securities Exchange Act of 1934, as amended.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 15, 2018	Onconova Therapeutics, Inc.

	By:	/s/ Mark Guerin
		Name:	Mark Guerin
		Title:	Chief Financial Officer

3